UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2016 (February 22, 2016)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania	15222-5479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Named Executive Officer.

Hunter R. Dalton, Executive Vice President, Strategic Growth Initiatives, will retire from Allegheny Technologies Incorporated (the “Company”) effective March 31, 2016. Pursuant to a consulting agreement entered into between Mr. Dalton and the Company on February 24, 2016, Mr. Dalton will provide consulting services to the Company relating to the formulation and execution of business strategies from April 1, 2016 until December 31, 2016. Mr. Dalton will be paid at the rate of $54,450 per month during the term of the agreement. Pursuant to the agreement, Mr. Dalton has an obligation to not compete with certain businesses of the Company until December 31, 2016 and is bound by a confidentiality covenant. The foregoing is a summary of the material terms and conditions of the consulting agreement and is not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the consulting agreement which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Item 8.01 Other Events.

On February 22, 2016, the Company issued a news release confirming that it had reached a tentative agreement with the bargaining committee of the United Steelworkers on a new labor contract. A copy of the Company’s news release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated February 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: February 26, 2016

3